UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

SeaBright Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34204	56-2393241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 4th Avenue, Suite 2600

Seattle, Washington 98101

(Address of Principal executive offices, including Zip Code)

206-269-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 19, 2012, SeaBright Holdings, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to (i) consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 27, 2012 (the “Merger Agreement”), by and among Enstar Group Limited (“Enstar”), AML Acquisition, Corp. and the Company, pursuant to which (and subject to the conditions set forth therein) AML Acquisition, Corp., a wholly-owned subsidiary of Enstar, would merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Enstar (the “Merger”), (ii) consider and vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement; and (iii) approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger.

There were 22,459,963 shares of the Company’s common stock issued and outstanding on the record date for the Special Meeting. At the Special Meeting there were 15,536,125 shares voted by proxy or in person. The results for each matter voted on were as follows:

a.	The proposal to adopt the Merger Agreement was approved, based on the following votes.

Votes For	Votes Against	Abstain	Broker Non-Votes
15,506,171	29,772	182	0

b.	The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement was approved, based on the following votes.

Votes For	Votes Against	Abstain	Broker Non-Votes
14,595,657	940,086	382	0

Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

c.	The Company’s stockholders approved, on a non-binding, advisory basis, the compensation arrangements for the Company’s named executive officers in connection with the Merger, based on the following votes.

Votes For	Votes Against	Abstain	Broker Non-Votes
13,753,486	1,229,396	553,243	0

Item 8.01. Other Events.

On November 19, 2012, the Company issued a press release announcing the results of the Special Meeting, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

It is currently expected that the Merger will close in the fourth quarter of 2012 or the first quarter of 2013, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement. However, there can be no assurance that the closing of the Merger will occur during that time period or at all.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by SeaBright Holdings, Inc. on November 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT HOLDINGS, INC.

By:	/s/ John G. Pasqualetto
Name:	John G. Pasqualetto
Title:	Chairman, President and Chief Executive Officer

Date: November 19, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by SeaBright Holdings, Inc. on November 19, 2012.

4